Ireland Inc.
Budget
2009 Q2 to 2010 Q1

Apr-09 to
Mar-10

Columbus Project
Property Payments	$130,000
Drilling and Analysis	$1,717,000
Pilot Plant / Project Feasability	$1,794,711
Permitting	$110,000
Production Plant Engineering (Module 1)	$955,000
Sub-Total	4,706,711

Red Mountain
Property Payments	$105,000
Drilling,Sampling and Analysis	$394,050
499,050

General and Admin	$1,062,420

Sub-Total	6,268,181

Contingency (@10%)	626,818

Total	$6,894,999

Development Plan:

Complete Drilling and Analysis on 2009 Columbus Drill Program to Determine Project Resources
Complete Project Feasability
Initiate Production Permitting Process for complete Zone A and Zone B
Complete Production Module 1 Engineering Documents
Initiate 2010 Red Mountain Sampling and Drilling Program